EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

99¢ Only Stores
City of Commerce, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-26575, No. 333-80185, and No. 333-66729) of 99¢ Only Stores of our report dated May 27, 2010, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of 99¢ Only Stores’ internal control over financial reporting which appears in this Form 10-K.

/s/ BDO Seidman, LLP
Los Angeles, CA
May 27, 2010